 Exhibit 99.5

Company expands its management team to accelerate the commercialization and development of OT-101 for COVID-19

- Stonegate Capital Partners Initiates Coverage on Mateon Therapeutics (MATN).

Agoura Hills, California, July 9, 2020 (GLOBE NEWSWIRE) – Mateon Therapeutics (OTC.QB: MATN), a late-stage biotechnology company developing Trabedersen (OT-101), a TGF-β inhibitor with the potential for multiple therapeutic indications including glioblastoma, pancreatic cancer, melanoma and COVID-19, appointed Giancarlo Mennella, Managing Director at EGAMID LTD, to lead its licensing activity for Trabedersen (OT-101) for COVID-19 globally with emphasis on South America where the treatment for COVID-19 is especially needed.

Mr. Giancarlo Mennella is an accomplished executive with extensive international experience in the Pharmaceutical industry and successful track record of achievements in various senior management positions including General Management, Business Development and licensing as well as in International Product Brokering. He is a result- oriented professional with strong negotiational skills developed in an international context

Dr. Vuong Trieu, Chief Executive Officer of Mateon said, “With this appointment we look to rapidly enter other hard-hit areas such as South America. This is in alignment with our recent interview at BIO2020 ((https://www.oncotelic.com/covid-19/) and the analyst coverage by Stonegate Capital Partners.”.

About Mateon Therapeutics

Mateon was created by the recent reverse merger with Oncotelic which became a wholly owned subsidiary of Mateon Therapeutics Inc. (OTCQB:MATN) creating an immuno-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer. OT-101, the lead immuno-oncology drug candidate of Mateon/Oncotelic, is a first-in-class anti-TGF beta RNA therapeutic that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. Mateon/Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on pediatric cancer patients. Mateon has rare pediatric designation for DIPG (CA4P) and melanoma (CA4P). For more information, please visit www.oncotelic.com and www.mateon.com.

Stonegate Capital Partners Initiated Coverage on Mateon Therapeutics (MATN) on 7/8/2020. About Stonegate: “Stonegate Capital Partners is a Dallas-based corporate advisory firm dedicated to serving the specialized needs of small-cap public companies. Since our inception, our mission has been to find innovative, undervalued public companies for our network of leading institutional investors who seek high-quality investment opportunities.

CONTACT: Stonegate Capital Partners, Shane Martin, CFA, (214) 987-4121,shane@stonegateinc.com.”. http://stonegateinc.com/reports/MATN%20Initiation%20-2.pdf. Additional details at https://finance.yahoo.com/news/stonegate-capital-partners-initiates-coverage-112000267.html.

About Coronavirus Disease 2019

Mateon is currently developing OT-101 as a TGF-β inhibitor against the TGF-β surge associated with COVID-19 that potentially drive the diverse clinical symptoms observed with COVID-19.

Coronavirus entry into cells is followed by suppression of cellular replication and redirection of cellular machineries to the replication of the virus. Cell cycle arrest is also centrally mediated by up-regulation of TGF-β. SARS coronavirus upregulates TGF-β via its nucleocapsid protein and papain-like protease (PLpro). SARS coronavirus PLpro activates TGF-β1 transcription both in cell-based assay and in mouse model with direct pulmonary injection. TGF-β overexpression in SARS patients lung samples also been demonstrated. Suppression of TGF-β expression by OT-101 suppressed SARS-CoV1 and SARS-CoV2 replication in the viral replication assays. This means as viral load increases there will be a proportional increase in TGF-β which in turn drives the progression of COVID-19 disease. By targeting TGF-β, OT-101 shuts off the engine behind COVID-19 allowing patients to recover without going into respiratory crisis. In fact, the administration of a soluble type II TGF-β receptor, which sequesters free TGF-β during lung injury and protected wild-type mice from pulmonary edema induced by bleomycin or Escherichia coli endotoxin.

Furthermore, mice specifically lacking bronchial epithelial TGF-b1 (epTGFbKO) displayed marked protection from influenza-induced weight loss, airway inflammation, and pathology. Additionally, these mice exhibited a heighted antiviral state resulting in impaired viral replication in epTGFbKO mice. Their publication succinctly described the impact of TGF-β suppression against viral infection and we would propose that TGF-beta inhibitor would result in very similar if not the same protective responses against COVID-19.

A TGF-beta inhibitor is expected to broadly impacted COVID-19 disease and we would encourage developers of TGF-beta to collaborate and build on these observations such that we can arrive at a cure for COVID-19- either as single agent or combination with Remdesivir.

About Mateon’s Lead Product Candidate, OT-101

High-grade gliomas (HGG) are characterized by a T-cell exhaustion signature and pronounced T-cell hyporesponsiveness of their tumor microenvironment (TME). Transforming growth factor beta 2 (TGF- β2) has been implicated as a key contributor to the immunosuppressive landscape of the TME in HGG. OT-101, a first-in-class RNA therapeutic designed to abrogate the immunosuppressive actions of TGF- β2, is Oncotelic’s lead anti-brain tumor drug candidate. OT-101 has been granted orphan designation by the FDA under the Orphan Drug Act (ODA). ODA provides for granting special status to a drug to treat a rare disease or condition upon request of a drug company. Orphan designation qualifies the sponsor of the drug for various development incentives of the ODA, including tax credits for qualified clinical testing. In a completed Phase 2 clinical study, OT-101 exhibited clinically meaningful single-agent activity and induced durable complete and partial responses in recurrent and refractory adult HGG patients, including young adults with GBM or AA.

Mateon’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on May 20, 2020 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

For Mateon Therapeutics, Inc.:

Amit Shah

ashah@oncotelic.com